UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	86-0460233 (I.R.S. Employer Identification No.)
One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.0001 per share	The New York Stock Exchange
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]
     Securities Act registration statement file number to which this form relates (if applicable): 333-124858
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock, par value $.0001 per share, of Mariner Energy, Inc. (the “Registrant”) is set forth under the captions “Summary” and “Description of Capital Stock” in the prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-124858), initially filed with the Securities and Exchange Commission on May 12, 2005. Such prospectus is deemed to be incorporated herein by reference.
Item 2. Exhibits.

Exhibit
Number	Description of Exhibit

1	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-124858), as filed with the Securities and Exchange Commission on May 12, 2005 and as subsequently amended (the “Form S-1 Registration Statement”) — incorporated herein by reference.

2	Second Amended and Restated Certificate of Incorporation of the Registrant — incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3	Fourth Amended and Restated Bylaws of the Registrant — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MARINER ENERGY, INC.
Date: February 10, 2006	By:	/s/ Rick G. Lester
Rick G. Lester
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

1	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-124858), as filed with the Securities and Exchange Commission on May 12, 2005 and as subsequently amended (the “Form S-1 Registration Statement”) — incorporated herein by reference.

2	Second Amended and Restated Certificate of Incorporation of the Registrant — incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3	Fourth Amended and Restated Bylaws of the Registrant — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.